UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2004

INTEGRATED BRAND SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50331
(Commission File Number)

98-0371433

(IRS Employer Identification No.)

300 - 3665 Kingsway, Vancouver, British Columbia V5R 5W2
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 639-4443

Item 6. Resignation of Registrant's Directors.

On May 4, 2004, our Board of Directors' appointed Mr. Steve Bajic as a director and our new secretary. Mr. Bajic's appointment followed the resignation of our former secretary, Joseph Nakhla, who has also resigned as a director to pursue other opportunities.

Mr. Bajic is the president of LF Ventures Inc., a private company which offers financial and business services to public and private companies, since 1996. Mr. Bajic obtained a Financial Management diploma majoring in Finance and Securities from the British Columbia Institute of Technology. After spending a year as an Investment Broker with Georgia Pacific Securities Corp., he took a position as Vice President of a marketing and investor relations firm, Corporation X Inc. While there, he worked with numerous public and private companies in the areas of corporate finance, strategic planning, and investor relations. From 1996 to 1998, he was Vice President of Corporate Communications of Getchell Resources Inc., a resource exploration company based in Kamloops, B.C. Mr. Bajic has been Vice President of Investor Relations for Cassidy Gold Corp., a resource exploration company listed on the TSX Venture Exchange since October 1999. Mr. Bajic is also a director of Fibre-Crown Manufacturing Inc. Mr. Bajic is also the secretary of Altus Explorations Inc., an oil and gas exploration company.

Item 9. Regulation FD Fair Disclosure.

On May 4, 2004, in connection with his resignation, Mr. Nakhla transferred for no consideration a total of 1,105,000 common shares to Mr. Steve Bajic, our new secretary and member of the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED BRAND SOLUTIONS INC.

/s/ Johnny Michel
Johnny Michel, President

Date: May 4, 2004